EXHIBIT 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-151751) of Bion Environmental Technologies, Inc. of our report dated September 22, 2008 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-2 of this annual report on Form 10-KSB for the year ended June 30, 2008.

/S/ GHP HORWATH, P.C.

Denver, Colorado
September 25, 2008